UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

iPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4350876
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:                              (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the registrant’s common stock is set forth under the caption “Description of Capital Stock” in the prospectus included in the registrant’s Post-Effective Amendment No. 2 to Form S-1 Registration Statement (File No. 333-117944), as filed with the Securities and Exchange Commission on August 1, 2005 (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference. As of February 3, 2006, there were 16,694,497 shares of common stock, $0.01 par value per share, outstanding.

Item 2. Exhibits.

A list of exhibits filed with this registration statement is contained in the index to exhibits, which is incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:                    March 16, 2006

iPCS, INC.

By:	/s/ Stebbins B. Chandor, Jr.
Name: Stebbins B. Chandor, Jr.
Title: Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Second Restated Certificate of Incorporation of iPCS, Inc. (Incorporated by reference to Exhibit 3.1 to the current report on Form 8-K filed by iPCS, Inc. on July 1, 2005 (SEC File No. 333-32064))

3.2

Amended and Restated Bylaws of iPCS, Inc. (Incorporated by reference to Exhibit 3.2 to the transition report on Form 10-Q for the transition period ended December 31, 2005 filed by iPCS, Inc. on February 14, 2006 (SEC File No. 333-32064))

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the registration statement on Form S-1 filed by iPCS, Inc. on August 5, 2004 (SEC File No. 333-117944))

4.2

Amended and Restated Common Stock Registration Rights Agreement, dated as of June 30, 2005, by and among iPCS, Inc., affiliates of Silver Point Capital, affiliates of AIG Global Investment Corp., the Timothy M. Yager 2001 Trust, Apollo Investment Fund IV, L.P. and Apollo Overseas Partners IV, L.P. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K filed by iPCS, Inc. on July 1, 2005 (SEC File No. 333-32064))